UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2006

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 11, 2006, Alexion Pharmaceuticals, Inc. (the “Company”) notified its San Diego based subsidiary, Alexion Antibody Technologies, Inc. (“AAT”), that all activities and technologies at AAT will be transferred to the Company’s main offices and laboratories in Cheshire, Connecticut. The 27 employees based at AAT will be terminated as of December 31, 2006. The Company expects that in connection with closing AAT and terminating AAT employees it will recognize expenses in 2006 of approximately $6.0 to $8.0 million, including approximately (i) $4.8 to $6.1 million relating to employee termination costs; (ii) $0.9 to $1.3 million relating to termination of leases and other contracts; and (iii) $0.3 to $0.6 million relating to disposition and abandonment of assets. The Company estimates its total cash charges in connection with closing AAT and terminating ATT employees will be approximately $2.3 million.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: December 15, 2006	By:	/s/ Thomas I. H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Senior Vice President and General Counsel